REPAYMENT AGREEMENT

If I remain employed by Ross Stores, Inc. (“Ross”) as described below, I am eligible to earn:
•a Sign-on Bonus of $7,625,000 less applicable deductions and withholdings, which I will earn upon completion of 12 months from my Date in Position (actual first day of employment to be “Date in Position”) with Ross (the “Bonus Earning Period”), but which will be advanced to me within 30 days after my Date in Position, under the terms and conditions described below (the “Sign-On Bonuses”); and
•a Relocation Bonus of $800,000, as further described in the Compensation and Benefits Summary dated October 13, 2024, which is incorporated by reference, under the terms and conditions described below (the “Relocation Bonus”) which I will earn upon completion of 36 months from my Date in Position (the “Bonus Earning Period”), but which may be advanced to me; and
•Relocation Benefits as further described in the Compensation and Benefits Summary dated October 13, 2024, which is incorporated by reference, under the terms and conditions described below (the “Relocation Benefits”) which I will earn upon completion of 36 months from my Date in Position (the “Bonus Earning Period”), but which may be advanced to me.
I understand that the Sign-On Bonus, Relocation Bonus, and Relocation Benefits are provided as an advance based on the expectation that I will remain employed with the Company for the entire Bonus Earning Period applicable to each. I further understand that no portion of the Sign-On Bonus, Relocation Bonus, and Relocation Benefits is earned unless and until I have been employed with the Company for such period.
As such, I agree and acknowledge that, if before the Sign-On Bonus, Relocation Bonus, or Relocation Benefits are advanced and I terminate employment for any reason other than Death or Good Reason as defined in Section 6(e)(i) in my Executive Employment Agreement (the “Executive Agreement”), I will not be paid the Bonus or any portion of the same.
I further agree and acknowledge that, if my employment is involuntarily terminated by Ross for Cause (as defined below) during the applicable Bonus Earning Period, I will not be eligible to earn any portion of the Sign-On Bonus, Relocation Bonus, or Relocation Benefits, and will be required to repay Ross the gross amount of the Sign-On Bonus, Relocation Bonus, and any Relocation Benefits advanced to me.
The Bonus Earning Period is tolled during any leave of absence greater than 3 months.
Repayment of the Sign-On Bonus, Relocation Bonus, or Relocation Benefits is due within thirty days of termination of employment.
To the extent permitted by applicable law, I authorize Ross to deduct the Sign-On Bonus, Relocation Bonus, and/or Relocation Benefits repayment owed from any amounts owed to me by the Company including, without limitation, severance, salary, bonus, and vacation pay. I further agree to provide any additional authorization as may be required under applicable law to effectuate this deduction. Should such deduction be insufficient to reimburse Ross fully, I agree to timely pay the remaining amount owed.
I acknowledge and agree that for purposes of this Repayment Agreement, “Cause” means “Cause” as defined in Section 6(c) of my Executive Employment Agreement.
In the event that I fail to timely repay the entire amount owed, I agree that any unpaid amount shall accrue interest at the maximum legal interest rate per year. I further agree that if any action is commenced by Ross to recover monies I owe the Company under this Repayment Agreement (including interest accrued on such debt) I shall pay all costs and expenses incurred, including but not limited to, reasonable attorney’s fees incurred by the Company.
This Repayment Agreement constitutes the complete and final agreement between me and Ross with regard to my Sign-On Bonus, Relocation Bonus, and/or Relocation Benefits. It is entered into without reliance on any promise or representation, written or oral, other than those expressly included herein, and it supersedes any other such promises or representations. This Repayment Agreement may not be modified or amended except in writing and signed by both me and the Executive Chairman of the Board or the Chairman of the Board if the office of Executive Chairman is vacant.
By my signature below, I hereby acknowledge that I have read and fully understand and agree to the terms of this Repayment Agreement, including (without limitation) my obligation to repay the Sign-On Bonus, Relocation Bonus, and/or Relocation Benefits as described herein.

/s/James G. Conroy	October 21, 2024
James G. Conroy	Date